Exhibit 5.1

3001 PGA BOULEVARD, SUITE 305
PALM BEACH GARDENS, FLORIDA 33410

TELEPHONE (561) 686-3307 • FACSIMILE (561) 420-0068

www.nasonyeager.com

December 19, 2017

uSell.com, Inc.

171 Madison Avenue, 17th Floor

New York, New York 10016

Attention: Mr. Nikhil Raman, CEO

Re: uSell.com, Inc. / Registration Statement on Form S-1

Dear Mr. Raman:

You have advised us that uSell.com, Inc. (the “Company”) is filing with the United States Securities and Exchange Commission a Registration Statement on Form S-1/A with respect to 7,880,000 shares of the Company’s common stock (the “Shares”).

In connection with the filing of this Registration Statement, you have requested that we furnish you with our opinion as to the legality of the Shares as shall be offered by the Selling Shareholders pursuant to the Prospectus which is part of the Registration Statement.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of: the Company’s Certificate of Incorporation, Bylaws, minutes of meetings and actions by written consent of the Company’s Board of Directors, the information supplied by the Company and its stock transfer agent and other information we deemed appropriate for purposes of this opinion. In our examination of documents for purposes of this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing, we are of the opinion that the Shares are validly issued, duly authorized, fully paid and non-assessable.

We hereby consent to being named in the Registration Statement, to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

1

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

This opinion is solely for your benefit and may not be relied upon by any person without our prior written consent.

Very truly yours,

/s/ Nason, Yeager, Gerson, White & Lioce, P.A.
Nason, Yeager, Gerson, White & Lioce, P.A.

2